As filed with the Securities and Exchange Commission on March 21, 2008

Registration No. 333-131949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE PANTRY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1574463

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1801 Douglas Drive

Sanford, North Carolina 27330-1410

(919) 774-6700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter J. Sodini

Chief Executive Officer

THE PANTRY, INC.

P.O. Box 1410

1801 Douglas Drive

Sanford, North Carolina 27330-1410

(919) 774-6700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Carl N. Patterson, Esq.

Jason L. Martinez, Esq.

SMITH, ANDERSON, BLOUNT, DORSETT,

MITCHELL & JERNIGAN, L.L.P.

Post Office Box 2611

Raleigh, North Carolina 27602-2611

(919) 821-1220

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

On February 17, 2006, The Pantry, Inc. (“The Pantry”) filed a registration statement on Form S-3 (File No. 333-131949) (as amended, the “Registration Statement”) pertaining to the registration of (i) $150,000,000 in aggregate principal amount of Senior Subordinated Convertible Notes due 2012 (the “Notes”) and (2) common stock, par value $0.01 per share, of The Pantry issuable upon conversion of the Notes (the “Shares”). The Registration Statement was declared effective on February 21, 2006. The Pantry’s contractual obligation to maintain the effectiveness of the Registration Statement pursuant to a Registration Rights Agreement, dated November 22, 2005, by and among The Pantry, Kangaroo, Inc., R.&H. Maxxon, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, has terminated, and The Pantry is terminating all offerings of Notes and Shares pursuant to the Registration Statement. In accordance with the undertakings made by The Pantry in Part II, Item 17 of the Registration Statement (pursuant to Item 512(a)(3) of Regulation S-K) to remove from registration, by means of a post-effective amendment, any securities of The Pantry that remain unsold at the termination of the offering, The Pantry hereby removes from registration all Notes and Shares registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sanford, State of North Carolina, on the 21st day of March, 2008.

THE PANTRY, INC.

By:	/s/ Peter J. Sodini
Peter J. Sodini President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter J. Sodini Peter J. Sodini	President, Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2008

/s/ Frank G. Paci Frank G. Paci	Sr. Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial Officer)	March 21, 2008

/s/ Berry L. Epley Berry L. Epley	Corporate Controller and Assistant Secretary (Principal Accounting Officer)	March 21, 2008

* Robert F. Bernstock	Director	March 21, 2008

* Paul L. Brunswick	Director	March 21, 2008

Wilfred A. Finnegan	Director	March 21, 2008

* Edwin J. Holman	Director	March 21, 2008

Terry L. McElroy	Director	March 21, 2008

* Mark D. Miles	Director	March 21, 2008

* Bryan E. Monkhouse	Director	March 21, 2008

* Thomas M. Murnane	Director	March 21, 2008

Maria Del Carmen Richter	Director	March 21, 2008

* /s/ Peter J. Sodini PETER J. SODINI Attorney-in-Fact	Director	March 21, 2008